UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARTFORD CREATIVE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7310

(Primary Standard Industrial Classification Code Number)

51-0675116

(I.R.S. Employer Identification Number)

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

Sheng-Yih Chang

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 United States Telephone: (713) 651-2678	Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 T: (212) 930-9700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, par value US $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-285158

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.001, of Hartford Creative Group, Inc. (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-285158), as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2025, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Date: September 11, 2025	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheng-Yih Chang, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934 this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sheng-Yih Chang	Chief Executive Officer, President, Dir.	September 11, 2025
Sheng-Yih Chang	(Principal Executive Officer)

/s/ Lili Dai	Chief Financial Officer	September 11, 2025
Lili Dai	(Principal Accounting Officer)

/s/ Yuan Lu	Director	September 11, 2025
Yuan Lu

/s/ Xin Dong	Director	September 11, 2025
Xin Dong

/s/ Jurong Guo	Director	September 11, 2025
Jurong Guo

/s/ Yiqian Shen	Director	September 11, 2025
Yiqian Shen